UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026

Commission File Number: 000-56381

OKMIN RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	85-4401166
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

16501 Ventura Boulevard, Suite 400, Encino, CA 91436

(Address of principal executive offices)(Zip Code)

(818) 201-3727

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On January 29, 2026, Okmin Resources, Inc. (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with BevPoint Capital LP (“BevPoint”).

As previously disclosed, the completion of the transactions contemplated by the Merger Agreement was subject to the satisfaction of certain closing conditions. These closing conditions were not satisfied within the required timeframe. Therefore, the Company has determined it will not proceed with the transaction, and the Merger Agreement has been terminated in accordance with its terms.

Item 8.01 Other Events

Appointment of Advisor

The Company has brought Mr. Andrew Glashow onto its team as a corporate advisor.

Andrew Glashow is a capital markets strategist and dealmaker with deep experience advising public and emerging growth companies on financings, M&A, and market positioning. He has been directly involved in structuring transactions from $1 million to $50 million, including reverse mergers, structured debt financings, and equity raises. Mr. Glashow works closely with management teams and boards to unlock shareholder value, improve capital access, and position companies for uplisting and strategic exits. He currently serves as a board member of Signature Apps and LEEF Brands Inc., and as an advisor to iDoc Telehealth.

The Company has issued 1,000,000 shares of its common stock to Mr. Glashow at a deemed price of $0.05 per share in connection with his engagement.

Completion of Private Placement

On March 13, The Company completed a private placement for some interim working capital, issuing 1,800,000 shares at $0.03 per share for gross proceeds of $54,000. The Company will use the proceeds for general working capital.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Okmin Resources Inc.

Dated: April 14, 2026	By:	/s/ Jonathan Herzog
Jonathan Herzog
Chief Executive Officer